Exhibit 10.30

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of September 8, 2006 by and among Digital Music Group, Inc., a Delaware corporation (“DMG”), and the undersigned member (“Member”) of Digital Rights Agency LLC, a California limited liability company (the “Company”). The Closing Date (as defined in the Merger Agreement (as defined below)) shall be the “Effective Date” of this Agreement.

RECITALS

A. Concurrent with the execution of this Agreement, DMG, Longtail Acquisition Corp., a California corporation, the Company (“Merger Sub”), Member and another member of the Company have entered into an Agreement and Plan of Merger dated as of September 8, 2006 (the “Merger Agreement”) pursuant to which Merger Sub shall merge with and into the Company, and the surviving entity shall be a wholly-owned subsidiary of DMG (the “Acquisition”).

B. Pursuant to the Acquisition, all of the issued and outstanding units of membership interest in the Company will be converted into the right to receive cash and shares of Common Stock of DMG, upon the terms and subject to the conditions, set forth in the Merger Agreement.

C. Member acknowledges that it is receiving significant consideration in the Acquisition in exchange for its units of membership interest in the Company.

D. As a condition and mutual inducement to the Acquisition, and to preserve the value of the business of the Company being acquired by DMG, the Merger Agreement contemplates, among other things, that Member shall enter into this Agreement and that this Agreement shall become effective on the Effective Date.

NOW, THEREFORE, in consideration of the mutual promises made herein, DMG and the Member hereby agree as follows:

1. Covenant Not to Compete or Solicit.

(a) During the period ending on the third anniversary of the Effective Date (the “Non-Competition Period”), Member shall not, other than on behalf of DMG or the Company or any entity owned by or directly affiliated with DMG, directly or indirectly, without the prior written consent of DMG: (i) engage in, anywhere in the United States or the world in which DMG or the Company conducts business (the “Restricted Area”), whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise, or have any ownership interest in (except for ownership of two and one-half percent (2.5%) or less of any publicly-held entity), or participate in or facilitate the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in, a Competing Business Purpose (as defined below); or (ii) approach, contact or solicit clients or customers of DMG or the Company, including content owners and channel outlets with which they have a relationship, in connection with a Competing Business Purpose. For purposes of this Agreement, “Competing Business Purpose” shall mean the acquisition of digital rights to Independently Owned Content (as defined below) (whether by purchase, license or through digital distribution arrangements), the processing of Independently Owned Content into digital format for placement in online music, mobile and video stores and other channel outlets, and the distribution of digital music and video content to online music, mobile and video stores and other channel outlets for purchase by consumers via electronic transmissions, mobiletones and streaming. Notwithstanding anything to the contrary herein, a Competing Business Purpose shall not include the activities of any business unit or division of a major record label group (as of the date hereof, SonyBMG, Universal Music Group, Warner Music Group or EMI Recorded Music) or other entity, so long as the activities of such business unit or division are not related to the acquisition, processing or distribution of Independently Owned Content. For purposes hereof, “Independently Owned Content” means music content not owned or controlled by a major record label group and video content not owned by a major movie or television studio (as of the date hereof, Paramount Motion Pictures Group, Fox Filmed Entertainment, Sony Pictures Entertainment, NBC/Universal, Warner Brothers Entertainment, and Buena Vista Motion Pictures Group, together with the television production affiliates thereof).

(b) Beginning on the Effective Date and for the duration of the Non-Competition Period, Member shall not, directly or indirectly, without the prior written consent of DMG, solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee of DMG or the Company or any of their subsidiaries to terminate his or her employment with the DMG or the Company or such subsidiary, for any purpose.

(c) The covenants contained in Sections 1(a) and 1(b) hereof shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Restricted Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 1(a) and Section 1(b), respectively. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

(d) Member acknowledges that (i) the goodwill associated with the existing business, customers and assets of the Company prior to the Acquisition is an integral component of the value of the Company to DMG and is reflected in the portion of the consideration issuable to Member, and (ii) Member’s agreement as set forth herein is necessary to preserve the value of the Company for DMG following the Acquisition. Member also acknowledges that the limitations of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (A) the Company and DMG are engaged in a highly competitive industry, (B) Member has unique access to, and will continue to have access to, the trade secrets and know-how of DMG and the Company, including, without limitation, the plans and strategy (and, in particular, the competitive strategy) of DMG and the Company, (C) Member is receiving significant consideration in connection with the Acquisition, and (D) in the event Member’s employment with DMG ended, Member would be able to obtain suitable and satisfactory employment without violation of this Agreement.

2. Miscellaneous.

(a) Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of the State of California without reference to rules of conflicts of law. Member hereby consents to the personal jurisdiction of the state and federal courts located in the Northern District of California for any action or proceeding arising from or relating to this Agreement.

(b) Severability. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

(c) No Assignment. Because the nature of the Agreement is specific to the actions of

Member, Member may not assign this Agreement. This Agreement shall inure to the benefit of DMG and its successors and assigns.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to DMG or the Company:

Digital Music Group, Inc.

2151 River Plaza Drive, Suite 200

Sacramento, CA 95833

Attn: Chief Financial Officer

Telephone No.: (916) 239-6010

Facsimile No.: (916) 239-6017

If to Member: To the address set forth on the signature page hereof

(e) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by DMG and Member.

(f) Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

(g) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(h) Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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IN WITNESS WHEREOF, DMG and Member have caused this Agreement to be signed as of the date first cited above.

DIGITAL MUSIC GROUP, INC.			MEMBER:

By:	/s/ Mitchell Koulouris	By:	/s/ Tuhin Roy
Name: Mitchell Koulouris			Name: Tuhin Roy
Title: President and Chief Executive Officer

Telephone No.: (415) 305-5137 Facsimile No.: (586) 283-6925

[Signature page to Non-Competition and Non-Solicitation Agreement]